UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

CIL&D, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., Suite 400

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SALE OF KAISER EAGLE MOUNTAIN, LLC AND SALE OF OTHER SUBSIDIARIES. As described in more detail below, effective April 17, 2023, Eagle Mountain Acquisition LLC, (“Acquisition”), a wholly owned subsidiary of CIL&D, LLC, a Delaware limited liability company in dissolution (the “Company”), sold Kaiser Eagle Mountain, LLC (“KEM”) to Ecology Mountain Holdings LLC (“Buyer”) pursuant to that certain Purchase and Sale Agreement (the “Sale Agreement”), dated February 14, 2023, among Acquisition, KEM and Eubank Ave. LLC (“Eubank”) with the Sale Agreement assigned to the Buyer prior to closing (the “KEM Sale”). KEM was a wholly owned subsidiary of Acquisition.

In a separate transaction (the “Subsidiaries Sale”), the Company sold Acquisition, Eagle Mountain Mining & Railroad Company, LLC, a wholly owned subsidiary of the Company (“EMMR”), and Kaiser Recycling, LLC, a wholly owned subsidiary of the Company (“Recycling”) to Eubank effective April 17, 2023, pursuant to that certain Purchase and Sale Agreement (the “Subsidiaries Sale Agreement”), among the Company, Acquisition, EMMR, Recycling and Eubank dated February 15, 2023. As a part of the Subsidiaries Sale, Eubank also acquired that certain Junior Secured Note in the original principal amount of $19,000,000 dated June 29, 2015, given by Acquisition to the Company (which note is in default) and related collateral documents pertaining to such note. The KEM Sale and the Subsidiaries Sale are discussed in more detail below in “Item 2.01—Completion of Acquisition or Disposition of Assets”, which discussion is incorporated herein by this reference.

TERMINATION OF MINING AND IMPLEMENTING AGREEMENTS. On June 29, 2015, EMMR and KEM entered into that certain Mining Lease and Agreement (“Mining Agreement”) along with certain implementing agreements which provided that EMMR may mine or cause to be mined certain above ground iron ore tailings as well as rock stockpiled in certain areas located at the Eagle Mountain Mine in Riverside County, California. Effective with the closing of the KEM Sale and the Subsidiaries Sale on April 17, 2023, KEM and EMMR entered into that certain Agreement Terminating Mining Agreements which terminated the Mining Agreement and implementing agreements involving access rights and the use of utilities.

AMENDMENT OF AGREEMENT WITH MINE RECLAMATION, LLC. In connection with the KEM Sale and the Subsidiaries Sale and with an effect as of April 17, 2023, the Company, Acquisition, KEM, EMMR and Mine Reclamation, LLC (“Mine Reclamation”) entered into that certain Third Amendment (the “Revenue Sharing Agreement Amendment”) to that certain Termination, Settlement & Net Revenue Sharing Agreement dated as of January 1, 2014, as previously amended (the “Revenue Sharing Agreement”). In summary, the Revenue Sharing Agreement originally provided that Mine Reclamation was entitled to share in the net revenues generated from the sale of assets located in Riverside County, California or from the sale of the companies that owned any of such assets. The Revenue Sharing Agreement Amendment provides that, following the KEM Sale and the Subsidiaries Sale, KEM, Acquisition, and EMMR will no longer be parties to the Revenue Sharing Agreement and Mine Reclamation will no longer have the right to receive any further revenues from such entities or their respective assets as originally contemplated by the Revenue Sharing Agreement. With the KEM Sale and the Subsidiaries Sale, there are no further assets owned directly or indirectly by the Company located in Riverside County that are subject to the Revenue Sharing Agreement.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

KEM SALE AND SUBSIDIARIES SALE . On April 17, 2023, Acquisition sold its wholly owned subsidiary, KEM, to the Buyer for a net cash price of approximately $22,580,000 after known and estimated outstanding closing costs and adjustments. KEM owns or controls real property and mining claims at Eagle Mountain, California. Mine Reclamation is entitled to receive 53.3% of the net sales proceeds after the payment of its share of other carrying costs as provided in the Revenue Sharing Agreement. The Company owns 84.247% of Mine Reclamation.

The separate Subsidiaries Sale closed on April 17, 2023, and the net cash price to the Company was approximately $52,000 after known and estimated closing costs and adjustments. Mine Reclamation also shares in the net revenues from such transaction in accordance with the Revenue Sharing Agreement.

Both the KEM Sale and the Subsidiaries Sale were generally on as “AS IS, WHERE IS, WTH ALL FAULTS” basis although there were various representations and warranties made addressing such items as litigation, claims, material contracts, environmental matters, and ownership of the entities being sold, as applicable.

ITEM 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

With the sale of KEM, Acquisition, EMMR and Recycling, Messrs. Richard E. Stoddard and Terry Cook resigned as officers and from the Board of Managers of each such company effective upon closing.

In accordance with the Company’s Second Amended and Restated Limited Liability Company Operating Agreement, as amended (the “Operating Agreement”), required distributions on the Company’s Class C and D Units were paid as of April 19, 2023, on the completion of the KEM Sale and the Subsidiaries Sale. The total amount distributed in this distribution is less than what is likely required to be distributed to the Class C and D Units as a result of such closed transactions once all the final closing costs and any other adjustments are determined. The amount distributed totaled approximately $887,000. The Class C Units and Class D Units are held by current and former officers of the Company and such units represent an incentive program that was adopted by the Company in 2002 to replace an incentive bonus program that was terminated in 2002. Under the terms of the Operating Agreement, the distributions on the Class C Units and the Class D Units shall be made following receipt of any amount on which a distribution on the Class C and D Units is payable.

In addition, the Amended and Restated Liquidation Manager Agreement dated April 10, 2013, between the Company and Richard E. Stoddard (“Liquidation Manager Agreement”), provides for Mr. Stoddard to be paid incentive compensation based upon a percentage of the “Gross Collected Proceeds” as defined in the Liquidation Manager Agreement less the cumulative amount of the monthly consulting fees paid to him, which monthly fees terminated December 31, 2014. As a result of previous transactions, the threshold to trigger an incentive payment to Mr. Stoddard was achieved in July 2016. Thus, as a result of the closing of the KEM Sale and Subsidiaries Sale, Mr. Stoddard was paid as of April 19, 2023, approximately $650,000 in incentive compensation pursuant to the terms of the Liquidation Manager Agreement. Like the distributions made in the Class C and D units described above, this payment is not likely to be the full payment due Mr. Stoddard once all the final closing cost and any other adjustments are made. The payment received by Mr. Stoddard to date represents 60% of the total possible incentive compensation that may be due Mr. Stoddard. Additional amounts can be paid to Mr. Stoddard if, and when, there should be a future distribution on the Company’s Class A Units (an additional 30%), and the final amount (an additional 10%) is payable at the time of the final dissolution of the Company assuming Mr. Stoddard is the Liquidation Manager at such time. Under the terms of the Liquidation Manager Agreement, the incentive payments due to Mr. Stoddard are to be made within seven days following receipt of any amount on which an incentive payment is payable.

ITEM 8.01	OTHER EVENTS

On May 22, 2013, the Company’s members approved that certain Plan of Dissolution and Liquidation of the Company (the “Plan”) and the Company was dissolved (the “Dissolution Date”). In summary, the Plan provides the terms and conditions for the voluntary complete dissolution and liquidation of the Company pursuant to Sections 18-801 to 18-806 of the Delaware Limited Liability Company Act (the “DLLCA”). Since the Dissolution Date, the Company has undertaken the actions necessary or appropriate to comply with the Plan and the applicable provisions of the DLLCA including winding up the Company’s business and affairs by, among other things, selling or otherwise disposing of its assets and discharging or making reasonable provision for outstanding claims against the Company and other obligations. Following the KEM Sale and the Subsidiaries Sale, the Company’s remaining assets, in addition to cash and investments, consist primarily of an 84.247% ownership interest in Mine Reclamation. It is currently anticipated that Mine Reclamation will dissolve and wind up its business by no later than the end of 2023.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: April 21, 2023	/s/ Richard E. Stoddard
Richard E. Stoddard
Liquidation Manager

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